1290 Trust
N-SAR Attachment for Item-74V.
DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEM 74V.
FOR PERIOD ENDING: 04/30/2017
Registrant CIK:  00011160168
FILE NUMBER: 811- 10509

74V.

Net asset value per share (to nearest cent)
Negative answer permitted in this field.

FUND

 Class A
 Class I
 Class R
Class T
1290 CONVERTIBLE SECURITIES
1290
10.31
            10.31
10.31
     -
1290 DOUBLELINE DYNAMIC ALLOCATION
1290
10.92
            10.93
10.91
     -
1290 GAMCO SMALL/MID CAP VALUE
1290
12.01
12.02
11.96
12.02
1290 GLOBAL TALENTS FUND
1290
11.21
            11.23
11.18
     -
1290 HIGH YIELD BOND
1290
9.32
9.32
9.32
9.32

1290 LOW VOLATILITY GLOBAL EQUITY
1290
     -
            10.21
     -
     -
1290 MULTI-ALTERNATIVE STRATEGIES
1290
10.04
            10.05
10.03
     -
1290 SMARTBETA EQUITY
1290
11.23
11.23
11.22
11.23
1290 RETIREMENT 2020
1290
     -
            10.14
     -
     -
1290 RETIREMENT 2025
1290
     -
            10.15
     -
     -
1290 RETIREMENT 2030
1290
     -
            10.16
     -
     -
1290 RETIREMENT 2035
1290
     -
            10.16
     -
     -
1290 RETIREMENT 2040
1290
     -
            10.17
     -
     -
1290 RETIREMENT 2045
1290
     -
            10.17
     -
     -
1290 RETIREMENT 2050
1290
     -
            10.18
     -
     -

FUND

 Class A
 Class I
 Class R
Class T
1290 RETIREMENT 2055
1290
     -
            10.19
     -
     -
1290 RETIREMENT 2060
1290
     -
            10.19
     -
     -
1290 SMARTBETA EQUITY
1290
11.23
11.23
11.22
11.23
1290 UNCONSTRAINED BOND MANAGERS
1290
10.00
10.01
9.99
     -